                                                                   EXHIBIT 10.20

                          PURCHASE AND SALE AGREEMENT
                                     AND
                              ESCROW INSTRUCTIONS
                                    BETWEEN
                  BOETTCHER PENSION INVESTORS, LTD., AS SELLER
                                     AND
                          STEPHEN M. BERREY, AS BUYER

                               TABLE OF CONTENTS



ARTICLE 1          PURCHASE PRICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 2          OPENING OF ESCROW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 3          CONDITIONS TO THE PARTIES' OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . 3
         3.1       Escrow Holder . . . . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . 3
         3.2       Conditions to Buyer's Obligation to Purchase . . . . . . . . . . . . . . . . . . . . 3
                   3.2.1        Performance by Seller   . . . . . . . . . . . . . . . . . . . . . . . . 3
                   3.2.2        Satisfaction or Waiver of
                                Contingencies . . . . . .   . . . . . . . . . . . . . . . . . . . . . . 3
                   3.2.3        Accuracy of Representations   . . . . . . . . . . . . . . . . . . . . . 3
                   3.2.4        Title Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.3       Conditions to Seller's Obligation to Sell  . . . . . . . . . . . . . . . . . . . . . 4
                   3.3.1        Performance by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   3.3.2        Accuracy of Representation  . . . . . . . . . . . . . . . . . . . . . . 4
                   3.3.3        Payment of Purchase Price   . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 4 -        BUYER'S DELIVERIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.1       Initial Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.2       Additional Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                   4.2.1        Balance of Purchase Price   . . . . . . . . . . . . . . . . . . . . . . 4
                   4.2.2        Assignment and Assumption of Leases   . . . . . . . . . . . . . . . . . 4
                   4.2.3        Assignment and Assumption of Contracts  . . . . . . . . . . . . . . . . 5
                   4.2.4        Cash - Prorations   . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                   4.2.5        Settlement Statement  . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.3       Further Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.4       Failure to Deliver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 5 -        SELLER'S CLOSING DELIVERIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         5.1       Delivery of Instruments and Documents  . . . . . . . . . . . . . . . . . . . . . . . 5
                   5.1.1        Deed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                   5.1.2        Bill of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                   5.1.3        Assignment and Assumption of Leases   . . . . . . . . . . . . . . . . . 5
                   5.1.4        Assignment and Assumption of Contracts  . . . . . . . . . . . . . . . . 5
                   5.1.5        Tenant Notification   . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   5.1.6        Leases/Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   5.1.7        Section 1445 Affidavit  . . . . . . . . . . . . . . . . . . . . . . . . 6
                   5.1.8        Settlement Statement  . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   5.1.9        Tenant Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . 6
         5.2       Further Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         5.3       Failure to Deliver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 6 -        INVESTIGATION OF PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         6.1       Initial Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   6.1.1        Title Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                   6.1.2        Rent Roll   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   6.1.3        Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   6.1.4        Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   6.1.5        Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   6.1.6        ALTA Survey   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   6.1.7        Property Assessment and Taxes   . . . . . . . . . . . . . . . . . . . . 7
                   6.1.8        Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                   6.1.9        Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7



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
                   6.1.10       Income and Operating Statements   . . . . . . . . . . . . . . . . . .   7
                   6.1.11       Soils Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   6.1.12       Tenant Financial Information  . . . . . . . . . . . . . . . . . . . .   8
                   6.1.13       Delinquency Reports   . . . . . . . . . . . . . . . . . . . . . . . .   8
                   6.1.14       Permits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   6.1.15       Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.2       [INTENTIONALLY OMITTED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.3       "As Is" Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   6.3.1        Opportunity to Inspect  . . . . . . . . . . . . . . . . . . . . . . .   8
                   6.3.2        No Implied Representations  . . . . . . . . . . . . . . . . . . . . .   9
                   6.3.3        Waiver and Release  . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   6.3.4        Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 7 -        THE CLOSING    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.1       Date and Manner of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   7.1.1        Funds and Documents   . . . . . . . . . . . . . . . . . . . . . . . .  10
                   7.1.2        Title Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.2       Delay in Closing; Authority to Close . . . . . . . . . . . . . . . . . . . . . . .  10
         7.3       Termination of Agreement; Liability of Escrow
                   Holder         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 8          PRORATIONS, FEES AND COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         8.1       Prorations     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   8.1.1        Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   8.1.2        Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   8.1.3        Deposits; Tenant Concessions  . . . . . . . . . . . . . . . . . . . .  12
                   8.1.4        Reimbursable Expenses   . . . . . . . . . . . . . . . . . . . . . . .  12
                   8.1.5        Other Expenses of Property  . . . . . . . . . . . . . . . . . . . . .  13
                   8.1.6        Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.2       Date of Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.3       Buyer's Closing Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.4       Seller's Closing Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 9          DISTRIBUTION OF FUNDS AND DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . .  14
         9.1       Form of Disbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.2       Liens and Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.3       Recorded Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.4       Nonrecorded Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.5       Cash Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         9.6       Copies of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 10         RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION . . . . . . . . . . . . . . . . . .  15
         10.1      Return of Seller's Documents . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.2      Return of Buyer's Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.3      No Effect on Rights of Parties . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         10.4      Payment of Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 11         DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         11.1      Seller's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         11.2      Buyer's Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 12 -       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         12.1      Escrow Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         12.2      Seller's Representations and Warranties  . . . . . . . . . . . . . . . . . . . . .  16
                   12.2.1       Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


EXHIBITS

A - Legal Description
B - Assignment and Assumption of Leases
C - Assignment and Assumption of Contracts
D - Bill of Sale and Assignment
E - Wiring Instructions
3

                          PURCHASE AND SALE AGREEMENT
                                      AND
                              ESCROW INSTRUCTIONS

       THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement"), dated as of September 29, 1995, is made and entered into by and between BOETTCHER PENSION INVESTORS, LTD., a Colorado limited partnership ("Seller"), and STEPHEN M. BERREY and/or assigns ("Buyer"), with reference to the recitals set forth below and constitutes (i) a contract of purchase and sale between the parties, and (ii) joint escrow instructions to TICOR TITLE INSURANCE COMPANY ("Escrow Holder"), the consent of which appears at the end hereof.

                                    RECITALS

       This Agreement is entered into with reference to the following facts:


       A. Seller is the owner of fee title to that certain retail center known as "Clackamas Corner" located at the northeast corner of the Clackamas Town Center in unincorporated Clackamas County, Oregon.

       B. As used in this Agreement, the term "Property" includes all of the following:

               (1) The real property described on Exhibit A together with all reversions, remainders, easements, rights-of-way, appurtenances, leases, subleases, agreements, licenses, tenements, hereditaments and water rights appertaining to or otherwise benefiting or used in connection with such real property or the "Improvements" (as hereinafter defined), together with all of Seller's right, title and interest in and to any strips of land, streets, and alleys abutting or adjoining such real property (the "Land");

               (2) The existing buildings and other improvements, structures, open parking facilities and fixtures placed, constructed, installed or located on the Land, and all plants, trees, sculptures, and other appurtenances located upon, over or under the Land (collectively, the "Improvements"; the Land and Improvements are sometimes hereinafter collectively referred to as the "Real Property");

               (3) All right, title and interest of Seller, as landlord, under any leases, tenancies or other occupancy arrangements affecting any portion of the Real Property (the "Leases");

               (4) All right, title and interest of Seller in and to any written contracts, agreements or commitments, other than the Leases, including, without limitation, all construction contracts, contracts for repair or maintenance, contracts for the provision of services (such as, e.g., contracts concerning security services or the maintenance of landscaping or fire safety or mechanical systems), property management and leasing agreements, if any, relating to the Real Property, to the extent that they are assignable (the "Contracts");

               (5) All right, title and interest of Seller in and to any unexpired warranties, guaranties and bonds, including, without limitation, contractors' and manufacturers' warranties or guaranties, if any, relating to the Real Property, to the extent that they are assignable (the "Warranties");

               (6) All right, title and interest of Seller in and to any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, if any, relating to the construction, use or operation of the Real Property, to the extent that they are assignable (the "Permits");

               (7) All right, title and interest of Seller, if any, in and to those site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, and other plans and studies contained in the due diligence materials delivered to Buyer pursuant to Article 6 of this Agreement that relate to the Real Property, to the extent that they are assignable (the "Plans"); and

               (8) Subject to the provisions of Article 8 below any other rights, privileges, and appurtenances owned by Seller and in any way related to, or used in connection with the operation of the Real Property, including all of Seller's right, title and interest in and to the use of the Property's name, to the extent that they are assignable (the "Intangible Property").

       C. Seller now desires to sell and Buyer now desires to purchase the Property, upon the terms and covenants and subject to the conditions set forth below.

                                   AGREEMENT

       NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                           ARTICLE 1 - PURCHASE PRICE

       In consideration of the covenants herein contained, Seller hereby agrees to sell, and Buyer hereby agrees to purchase, the Property for a total purchase price (the "Purchase Price") of TWO MILLION FOUR HUNDRED FIFTY THOUSAND AND NO/100'S DOLLARS ($2,450,000.00), in Cash.

                         ARTICLE 2 - OPENING OF ESCROW

       Immediately prior to or concurrently with Buyer's delivery of the "Deposit" (as hereinafter defined) to Escrow Holder in accordance with Section
4.1 below, Buyer and Seller shall open an escrow account ("Escrow") with Escrow Holder and shall deposit with Escrow Holder fully executed counterparts of this Agreement for use as escrow instructions. Buyer and Seller further agree to execute Escrow Holder's usual form, of supplemental escrow instructions for transactions of this type; provided, however, that such escrow instructions shall be for the purpose of implementing this Agreement, and such instructions shall incorporate this Agreement by reference and shall specifically provide that no provision thereof shall have the effect of modifying this Agreement unless it is so expressly stated and initialed on behalf of Buyer and Seller. In the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall prevail.

               ARTICLE 3 - CONDITIONS TO THE PARTIES' OBLIGATIONS

       3.1 Escrow Holder. Escrow Holder shall not be concerned with this Article nor have any responsibility therefor.

       3.2 Conditions to Buyer's Obligation to Purchase. Buyer's obligation to purchase the Property is expressly conditioned upon the satisfaction of each of the following:

                   3.2.1 Performance by Seller. Timely performance of each obligation and covenant of, and delivery required of, Seller hereunder.

                   3.2.2 Satisfaction or Waiver of Contingencies. The contingencies set forth in Article 6 below shall have been satisfied or waived by Buyer; provided, that if Buyer does not terminate this Agreement pursuant to
Article 6, the contingencies set forth in such Article 6 shall be deemed to have been waived by Buyer.

                   3.2.3 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Seller contained in
Section 12.2 below.

                   3.2.4 Title Policy. Delivery at the "Closing" (as hereinafter defined) of the "Title Policy" (as hereinafter defined) by Escrow Holder, in its capacity as title insurer (in such capacity, "Title Company") to issue the Title Policy showing title in Buyer.

       3.3 Conditions to Seller's Obligation to Sell. Seller's obligation to sell the Property is expressly conditioned upon each of the following:

                   3.3.1 Performance by Buyer. Timely performance of each obligation and covenant of, and delivery required of, Buyer hereunder.

                   3.3.2 Accuracy of Representations. The accuracy in all material respects of each representation and warranty of Buyer in Section 12.3 below.

                   3.3.3 Payment of Purchase Price. Payment of the Purchase Price at the Closing in the manner herein provided.

                         ARTICLE 4 - BUYER'S DELIVERIES

       4.1 Initial Deposits. Not later than two (2) business days after Buyer's execution of this Agreement, Buyer shall deliver to Escrow Holder the amount of ONE HUNDRED THOUSAND AND NO/100'S DOLLARS ($100,000.00), in Cash. Escrow Holder shall deposit such amount in an interest-bearing account (which amount, together with all interest earned thereon, is herein referred to as the "Deposit"). The Deposit shall be applied to the Purchase Price of the Property, subject to the terms and provisions of this Agreement. In the event Buyer defaults hereunder, the Deposit shall be retained by Seller as liquidated damages pursuant to the terms of Article 11 below. In the event of the failure of a condition precedent set forth in Section 3.2, Escrow Holder shall return the Deposit to Buyer.

       4.2 Additional Deliveries. Buyer shall, at or before the Closing, deliver to Escrow Holder the following funds, instruments and documents, the delivery of each of which is an express obligation of Buyer:

                   4.2.1 Balance of Purchase Price. Cash constituting the balance of the Purchase Price, TWO MILLION THREE HUNDRED FIFTY THOUSAND AND NO/100'S DOLLARS ($2,350,000.00), subject to adjustments and prorations for as provided herein.

                   4.2.2 Assignment and Assumption of Leases. Two counterparts of the Assignment and Assumption of Leases in the form of Exhibit B attached hereto (the "Assignment of Leases"), executed by Buyer, pursuant to which Seller shall assign all of its right, title and interest in and to the Leases to Buyer.

                   4.2.3 Assignment and Assumption of Contracts. Two counterparts of the Assignment and Assumption of Contracts in the form of Exhibit C attached hereto (the "Assignment of Contracts"), executed by Buyer, pursuant to which Seller shall assign all of its right, title and interest in and to the "Approved Contracts" (as hereinafter defined).

                   4.2.4 Cash - Prorations. Buyer's share, if any, of prorations, fees and costs, as described in Article 8 below.

                   4.2.5 Settlement Statement. A settlement statement signed by Buyer reflecting the Purchase Price, the Deposit, Buyer's share of the prorations, costs and fees described in Article 8 and the amounts due from Buyer hereunder.

          4.3 Further Documents. Buyer shall execute and deliver such other documents and shall take such other action at the Closing as may be necessary or appropriate to carry out its respective obligations under this Agreement, without further representations or warranties other than those contained herein.

          4.4 Failure to Deliver. The delivery of the funds, instruments and documents required above shall be express obligations of Buyer and a condition precedent to Seller's performance hereunder, and the failure of Buyer to make any delivery required above by the date, or within the time, set forth above, shall constitute a material breach hereof by Buyer.

                    ARTICLE 5 - SELLER'S CLOSING DELIVERIES

          5.1 Delivery of Instruments and Documents. Seller shall, at or before the Closing, deliver to Escrow Holder the following instruments and documents, the delivery of each of which is an express obligation of Seller:

                   5.1.1 Deed. A special warranty deed on Escrow Holder's standard form thereof (the "Deed"), executed and acknowledged by Seller, conveying the Property to Buyer free and clear of all liens and encumbrances but subject to the "Permitted Exceptions" (as hereinafter defined).

                   5.1.2 Bill of Sale. A bill of sale in the form of Exhibit D attached hereto, executed by Seller, conveying the Warranties, Permits, Plans and Intangible Property to Buyer, without representation or warranty of any kind whatsoever.

                   5.1.3 Assignment and Assumption of Leases. Two counterparts of the Assignment of Leases executed by Seller.

                   5.1.4 Assignment and Assumption of Contracts. Two counterparts of the Assignment of Contracts executed by Seller.

                   5.1.5 Tenant Notification. Signed notification to be sent to each tenant under each of the Leases following the Closing Date, advising each tenant of the transfer of ownership and directing that all further payments of rent be made as directed by Buyer.

                   5.1.6 Leases/Contracts. Originals or legible copies of the Leases and any amendments thereto and any written Contracts, and all keys to the Improvements in Seller's possession.

                   5.1.7 Section 1445 Affidavit. An affidavit executed by Seller which evidences that the Seller is exempt from the withholding requirements of Section 1445 of the Internal Revenue Code of 1986, as amended.

                   5.1.8 Settlement Statement. A settlement statement signed by Seller reflecting the Purchase Price, Seller's share of the prorations, costs and fees described in Article 8, and the net proceeds due to Seller.

                   5.1.9 Tenant Estoppel Certificates. An estoppel certificate executed by each of the tenants under the Leases certifying that such tenant's Lease is in full force and effect; provided, that in the event that any tenant fails or refuses to timely deliver such estoppel certificate, Seller shall have the right to execute and deliver such estoppel certificate on such tenant's behalf as contemplated by the terms of the Leases, and Seller's obligations pursuant to this Section 5.1.9 shall be deemed satisfied by Seller's delivery of such estoppel certificate signed by Seller.

       5.2 Further Documents. Seller shall execute and deliver such other documents and shall take such other action at Closing as may be necessary or appropriate to carry out its respective obligations under this Agreement, without further representations or warranties other than those contained herein.

       5.3 Failure to Deliver. The delivery of the documents required above shall be express obligations of Seller and a condition precedent to Buyer's obligation to purchase the Property. The failure of Seller to make any delivery required above by the date, or within the time, set forth above shall constitute a material breach hereof by Seller.

                     ARTICLE 6 - INVESTIGATION OF PROPERTY

       6.1 Initial Delivery of Documents. Buyer hereby acknowledges and agrees that prior to the date of this Agreement, Seller has delivered or has made available to Buyer the following items (collectively referred to herein as "Seller's Deliveries"):

                   6.1.1 Title Commitment. A preliminary title report for the Property addressed to Buyer, together with legible copies of all recorded exceptions to title referred to in such report, including reciprocal easement agreements, if any (collectively, the "Title Report"), covering the Property and issued by Title Company, contemplating the issuance of an extended coverage owner's policy of title insurance in accordance with Section 7.1.2 below. Buyer hereby accepts the condition of title to the Property as disclosed by the Title Report, and agrees to accept conveyance of title to the Property subject to the exceptions shown in the Title Report (the "Permitted Exceptions").

                   6.1.2 Rent Roll. A current rent roll (the "Rent Roll") listing (i) the name of each current tenant (and subtenant, if any), (ii) the current rent and amount of reimbursable expenses payable by each tenant (and subtenant, if any), (iii) the method of calculating reimbursable expenses, (iv) the amount of any security deposits held by Seller, (v) the approximate square footage of each rental unit, and (vi) a description of provisions, if any, for future rental increases, renewals or purchase options.

                   6.1.3 Leases. Complete copies of all of the Leases and any amendments or addenda thereto.

                   6.1.4 Contracts. A list or copies of any Contracts to be assigned to Buyer.

                   6.1.5 Plans. Originals or legible copies of any Plans in Seller's possession.

                   6.1.6 ALTA Survey. An ALTA "as built" improvement survey of the Property (the "Survey"). The certification contained in the Survey shall be amended prior to Closing to specifically name Buyer.

                   6.1.7 Property Assessment and Taxes. Evidence of payment of real and personal property assessments and taxes relating to the Property for the past three (3) years.

                   6.1.8 Insurance Policies. A copy of any insurance policies held by Seller and relating to the Property.

                   6.1.9 Employees. A list of all persons employed at the Property.

                   6.1.10 Income and Operating Statements. Monthly and annual income and operating statements, budget comparisons and retail sales figures for the Property for the period of Seller's ownership of the Property through the month of May, 1995.

                   6.1.11 Soils Reports. Copies of environmental and soils reports, engineering and architectural studies, grading plans, topographical maps and similar data relating to the Property, if any, to the extent the same are in Seller's possession or control.

                   6.1.12 Tenant Financial Information. Copies of any tenant financial statements and sales reports, to the extent the same are in Seller's possession or control. At Buyer's request, Seller shall use reasonable efforts to obtain updates of such statements and reports from current tenants of the Property if such updates are required to be provided pursuant to the terms of such tenants' Leases.

                   6.1.13 Delinquency Reports. Copies of any reports maintained by Seller summarizing tenant delinquencies and late payments for the twenty-four (24) month period ended May 31, 1995.

                   6.1.14 Permits. Originals or legible copies of any Permits, to the extent the same are in Seller's possession or control.

                   6.1.15 Improvements. A schedule of tenant improvements which Seller remains obligated to complete pursuant to the terms of existing Leases and any other capital improvements to the Property in progress or included in Seller's operating budget for the Property for the current fiscal year.

       6.2   [INTENTIONALLY OMITTED].

       6.3 "As Is" Purchase.

                   6.3.1 Opportunity to Inspect. Buyer acknowledges and agrees, for Buyer and Buyer's successors and assigns, that prior to the date of this Agreement, (i) Buyer has been given a reasonable opportunity to review the contents of the Seller's Deliveries and to inspect and investigate the Property and all aspects relating thereto, either independently or through agents, consultants or experts of Buyer's choosing; and (ii) Buyer has had the opportunity to engage such qualified agents, consultants or experts, including, without limitation, environmental consultants, as Buyer deemed necessary to make all appropriate inquiry regarding the condition of the Property and adjacent property, including, without limitation, the presence thereon, or the condition thereof with respect to, any "Hazardous Materials" (as defined below). Buyer further acknowledges and agrees that at Closing, Buyer shall acquire and accept the Property in its then-existing condition on an "AS IS, WHERE IS, AND WITH ALL FAULTS" basis, with no right of set-off or reduction in the Purchase Price. As used in this Agreement, "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any "Environmental Law" (as defined below), including, without limitation, asbestos, gasoline and any other petroleum products (including crude oil or any fraction thereof), polychlorinated biphenyls and urea-formaldehyde insulation. As used in this Agreement, "Environmental Law" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority or requirements of law (including common law) relating to or imposing liability or standards of conduct concerning the protection of human health, the environment or natural resources, or to releases or threatened releases of Hazardous Materials into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as now or may hereafter be in effect.

                   6.3.2 No Implied Representations. Buyer acknowledges and agrees that, except for Seller's express representations and warranties set forth in Section 12.2 below or in any instrument of conveyance signed by Seller and delivered to Buyer at Closing (collectively, "Seller's Express Representations"), NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (A) THE NATURE, QUANTITY, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE AREA, OR THE CONDITION WITH RESPECT TO WATER, SOILS OR GEOLOGY, OF ANY LAND INCLUDED IN THE PROPERTY, THE PLUMBING, ELECTRICAL OR MECHANICAL EQUIPMENT OR SYSTEMS OR THE ROOFS, FOUNDATIONS OR OTHER STRUCTURAL COMPONENTS OF ANY IMPROVEMENTS INCLUDED IN THE PROPERTY, OR THE FITNESS OF ANY PERSONAL PROPERTY INCLUDED IN THE PROPERTY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY BY VIRTUE OF THE LEASES OR OTHERWISE; (C) THE COSTS OF OWNING, OPERATING, REPAIRING OR MAINTAINING THE PROPERTY; (D) THE MARKETABILITY OF THE PROPERTY OR ANY POTENTIAL TO DEVELOP, CONSTRUCT OR ALTER IMPROVEMENTS ON, OR LEASE OR SELL THE PROPERTY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAW; AND THAT NEITHER SELLER NOR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER HAS MADE, AND SELLER SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS CONCERNING HAZARDOUS MATERIALS. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER'S EXPRESS REPRESENTATIONS, BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF, OR TO BE PROVIDED BY OR ON BEHALF OF, SELLER OR UPON ANY REPRESENTATIONS MADE TO IT BY SELLER OR ANY AGENT, EMPLOYEE, OFFICER, DIRECTOR, BROKER, CONTRACTOR OR REPRESENTATIVE OF SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OR MAY BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

                   6.3.3 Waiver and Release. Buyer, for Buyer and Buyer's successors and assigns, releases Seller and Seller's agents, employees, officers, directors, brokers, contractors and representatives from, and waives any and all causes of action or claims against any of such persons for (i) any and all liability attributable to any physical condition of or at the Property; and (ii) any liabilities, damages or injury arising from, connected with or otherwise caused by statements, opinions or information obtained from any of such persons with respect to the Property, except only for liabilities, damages or injury arising from a material breach of any of Seller's Express Representations.

                      6.3.4 Survival. The provisions of this Section 6.3 shall survive Closing or any termination of this Agreement.

                            ARTICLE 7 - THE CLOSING

           7.1 Date and Manner of Closing. The close of Escrow (the "Closing") shall take place at the offices of Escrow Holder contemporaneously with the closing of the "Exchange Transaction" (as hereinafter defined), but in no event (i) earlier than October 1, 1995, nor (ii) later than October 31, 1995. Buyer shall give Seller not less than ten (10) days prior written notice of the date on which the closing of the Exchange Transaction and the Closing hereunder shall occur. The date of Closing hereunder is referred to herein as the "Closing Date." Escrow Holder shall close the Escrow by (i) filing for record the Deed and such other documents as may be necessary to procure the Title Policy (described below) and (ii) delivering funds and documents as set forth in Article 9, WHEN AND ONLY WHEN each of the following conditions has been satisfied:

                      7.1.1  Funds and Documents. All funds and
instruments required to be delivered to Escrow Holder pursuant to Articles 4 and 5 have been so delivered to Escrow Holder

                      7.1.2  Title Insurance. The Title Company is
prepared to issue an extended coverage owner's policy of title insurance with liability in the amount of the Purchase Price and with the "standard" or "survey" exceptions to coverage deleted, insuring that fee title to the Real Property vests in Buyer. The title insurance policy to be issued to Buyer pursuant to this Section 7.1.2 is hereinafter referred to as the "Title Policy".

           7.2     Delay in Closing; Authority to Close. If Escrow
Holder cannot close the Escrow on or before the scheduled Closing date, it will, nevertheless, close the same when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions has not been timely performed, unless after said date and prior to Closing, Escrow Holder receives a written notice to terminate the Escrow and this Agreement from a party who, at the time such notice is delivered, is not in default hereunder. Neither (i) the exercise of such right to terminate, (ii) delay in the exercise of such right, nor (iii) the return of monies and documents, shall affect the right of the party giving such notice of termination to pursue legal or equitable remedies as provided in this Agreement for the other party's breach of this Agreement. Nor shall (i) the giving of such notice, (ii) the failure to object to termination of the escrow or (iii) the return of monies and documents affect the right of the other party to pursue other legal or equitable remedies as provided in this Agreement for the breach of the party who gives such notice.

       7.3 Termination of Agreement; Liability of Escrow Holder. Escrow Holder shall have no liability or responsibility for determining whether or not a party giving a notice of termination is or is not in default hereunder. Within two business days after receipt of such notice from one party, Escrow Holder shall deliver a copy of such notice to the other party. Unless written objection to the termination of the Escrow is received by Escrow Holder within ten (10) days after Escrow Holder so delivers such notice to the other party,
(i) Escrow Holder shall forthwith terminate the Escrow and return all funds, documents and other items held by it to the party depositing same, except that Escrow Holder may retain such documents and other items usually retained by escrow holders in accordance with standard escrow termination procedures and practices, and (ii) each party shall forthwith pay to Escrow Holder one-half of Escrow Holder's reasonable escrow termination charges. Notwithstanding the foregoing provisions of this subparagraph, Escrow Holder may deduct from any cash or other funds held by it, a sum sufficient to pay its escrow termination charges in full. If written objection to the termination of the Escrow is delivered to Escrow Holder within such ten (10) day period, Escrow Holder is authorized to hold all funds, documents and other items delivered to it in connection with the Escrow and may, in Escrow Holder's sole discretion, take no further action until otherwise directed, either by the parties' mutual written instructions or final order of a court of competent jurisdiction.

                    ARTICLE 8 - PRORATIONS, FEES AND COSTS

       8.1 Prorations. Escrow Holder will prorate and adjust between the parties, in Cash at the Closing, the following (all prorations are to be made on the basis of a 365-day year, unless otherwise specifically instructed in writing):

                   8.1.1 Property Taxes. All real property and personal property taxes and assessments (except special assessments) shall be prorated as of the Closing Date. Buyer shall be solely responsible for payment of any special assessments payable in installments due on or after the Closing Date. Seller shall pay all such taxes attributable to any period prior to the Closing. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate and/or personal property taxes, as the case may be, shall be based upon the most recent assessed valuations and mill levy available, which proration shall be deemed a final settlement between the parties.

                     8.1.2 Income. All income from the Leases or from any other portion of the Property (such as, e.g., parking rents, if any) shall be prorated as of the Closing Date. Buyer shall receive all income accruing on the Closing and thereafter. Seller shall receive all income accruing prior to the Closing. Delinquent rent due from tenants under the Leases prior to the Closing and collected by Buyer after the Closing shall be paid over by Buyer to Seller as and when collected. Any rents collected by Buyer after Closing for periods prior to the Closing Date shall be promptly remitted to Seller, provided, that all such rents received by Buyer after Closing shall be applied first to the current month's rent due on the date of receipt, and second to satisfy delinquent rental obligations for any period before Closing not prorated at Closing. Seller shall retain all ownership rights relating to any such delinquent rents, and Buyer shall not take any action which would compromise or otherwise undermine Seller's efforts to collect any such delinquent rents owed to Seller. If Buyer has not collected the same within sixty (60) days from the Closing Date, Seller may take such action as it deems necessary to collect such delinquent rents, including the commencement of an action against the tenant under the Lease or any other person liable for such delinquent rents, but Seller shall not have the right to cause the tenancy of such tenant to be terminated.

                     8.1.3 Deposits; Tenant Concessions. Buyer shall be entitled to a credit at Closing for the amount of (i) any security or other refundable deposits paid by tenants under the Leases, (ii) one-half (1/2) of the amount of abated rent credited to the "Library" (as hereinafter defined) for the month of October, 1995 in the amount of $4,057.29, (iii) any reimbursements owed to tenants under the Leases for tenant improvements pursuant to the terms of any Lease entered into after June 21, 1995, and (iv) the amount of funds held in Seller's capital reserve account as of the date of this Agreement for purposes of funding capital replacements and repairs to the Property, totalling approximately $12,000.00.

                     8.1.4  Reimbursable Expenses. For each of the
tenants under the Leases, there shall be calculated the difference, if any, between (i) the rental payments made by such tenant to Seller through the Closing Date for such tenant's prorata share of Reimbursable Expenses for the year of Closing; and (ii) such tenant's prorata share, pursuant to the terms of its Lease, of the actual Reimbursable Expense incurred by Seller for the year of Closing through the Closing Date. In calculating such amounts, any rental payments for Reimbursable Expenses that are credited to Buyer at Closing shall be subtracted from rental payments for Reimbursable Expenses deemed received by Seller and all prorations charged to Seller for expenses that constitute Reimbursable Expenses shall be deemed amounts incurred by Seller through the Closing Date. The amounts of such differences (whether positive or negative) for each of the tenants under the Leases shall then be added together and (A) if Seller has received more rental for Reimbursable Expenses for the year of Closing through the Closing Date than the actual amount of Reimbursable Expenses incurred by

Seller during such period for which Seller is entitled to reimbursement under the Leases, then Seller shall credit the amount of such excess to Buyer at Closing; and (B) if Seller has received less rental for Reimbursable Expenses for the year of Closing through the Closing Date than the actual amount of Reimbursable Expenses incurred by Seller during such period for which Seller is entitled to reimbursement under the Leases, then Buyer shall pay the amount of such deficiency to Seller at Closing. Such adjustment between Seller and Buyer for reimbursements due from the tenants under the Leases for Reimbursable Expenses shall be deemed a final settlement. Buyer shall be solely responsible for any adjustments that are required to be made with the tenants under the Leases after the end of the year of Closing for any differences between the rental payments made by such tenants for Reimbursable Expenses for the year of Closing and the actual total Reimbursable Expenses for such year. Such obligation of Buyer shall survive Closing.

                     8.1.5 Other Expenses of Property. In general, all expenses relating to the operation of the Property accruing prior to the Closing shall be paid by Seller and all such expenses accruing on or after Closing shall be paid by Buyer. Seller shall be entitled to a credit at Closing for the amount of any deposits Seller has made with any of the utilities services or companies servicing the Property. Buyer shall arrange with all utilities services and companies servicing the Property to have new accounts started in the name of Buyer or Buyer's designee beginning at 12:01 a.m. on the Closing Date. In addition, Escrow Holder is hereby authorized and directed to retain in Escrow the sum of $50,000.00 (the "Tenant Improvement Retention"), representing Seller's good faith estimate of the funds necessary to complete the tenant improvements (the "Library Improvements") contemplated by the lease (the "Library Lease") between Seller and the Clackamas County Library (the "Library") which have not been completed prior to Closing and leasing commissions remaining payable with respect to the Library Lease as of the Closing Date. Upon delivery to Escrow Holder of (i) lien waivers signed by each materialman or contractor supplying labor or materials in connection with the Library Improvements, and (ii) confirmation from the Library that the Library Improvements have been accepted by the Library, and (iii) confirmation by "Broker" (as hereinafter defined) that all leasing commissions payable with respect to the Library Lease have been paid, Escrow Holder is authorized and directed to release the Tenant Improvement Retention, together with all interest accrued therein, to Seller.

                     8.1.6 Miscellaneous. All of the prorations respecting the Property, except as otherwise provided herein, shall be made in accordance with the custom of Clackamas County, Oregon.

            8.2 Date of Proration. The prorations and adjustments provided for in this Article 8 shall be made so that the Buyer shall receive the income and be charged with the expense of the operation of the Property for the Closing Date, provided that the

Purchase Price (subject to the adjustments and prorations provided for herein) is delivered to Seller in sufficient time on the Closing Date so that such proceeds may be invested and Seller shall receive interest on such investment for the Closing Date. If the proceeds of the Purchase Price are not so delivered to the Seller on the Closing Date, the prorations and adjustments to be made under this Article 8 shall not be changed, but Escrow Holder shall not effect the Closing until Buyer has paid to Seller interest on the amounts due to Seller at a rate equal to nine percent (9%) per annum, calculated on a 360-day year, to compensate Seller for the loss of interest for such date.

       8.3 Buyer's Closing Costs. Buyer will pay (i) one-half of any excise, transfer (such as documentary fees or stamps) sales and use taxes, in the amount Escrow Holder determines to be required by law (collectively, "Transfer Taxes"), (ii) one-half of Escrow Holder's escrow fee, (iii) usual buyer's document-drafting and recording charges, and (iv) Buyer's attorneys' fees.

       8.4 Seller's Closing Costs. Seller will pay (i) one-half of any Transfer Taxes, (ii) one-half of Escrow Holder's escrow fee, (iii) the cost of the Survey, (iv) the Title Company's premium for the Title Policy, (v) usual seller's document-drafting and recording charges, and (vi) Seller's attorneys' fees.

                ARTICLE 9 - DISTRIBUTION OF FUNDS AND DOCUMENTS

       9.1 Form of Disbursements. All disbursements by Escrow Holder shall be made by wire transfer to the account of Seller in accordance with the wiring instructions attached as Exhibit H hereto.

       9.2 Liens and Encumbrances. At the time of Closing, Escrow Holder shall pay, from funds to which Seller shall be entitled, to the obligees thereof, any lien, deed of trust, mortgage or other encumbrance then affecting the Property.

       9.3 Recorded Documents. Escrow Holder will cause the County Recorder of Clackmas County, Oregon, to mail the Deed (and each other document which is herein expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person (i) acquiring rights under said document or (ii) for whose benefit said document was acquired.

       9.4 Nonrecorded Documents. Escrow Holder will, at the Closing, deliver by United States mail (or will hold for personal pickup, if requested), at least one duplicate original of each nonrecorded document received hereunder by Escrow Holder to Buyer and Seller.

       9.5 Cash Disbursements. Escrow Holder will, at the Closing, arrange for wire transfer, (i) to Seller, or order, the

Purchase Price, plus any prorations or other credits to which Seller will be entitled and less any appropriate prorations or other charges and (ii) to Buyer, or order, any excess funds theretofore delivered to Escrow Holder by Buyer.

       9.6 Copies of Documents. Escrow Holder will, as soon as possible after Closing, deliver to Buyer and to Seller a copy of the Deed (conformed to show recording data) and each document recorded or delivered to or through Escrow herein.

          ARTICLE 10 - RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

       10.1 Return of Seller's Documents. In the event the Escrow is terminated for any reason (other than the default of Seller), Buyer shall, within fifteen (15) calendar days following such termination, deliver to Seller all documents and materials, if any, relating to the Property previously delivered to Buyer by Seller. Escrow Holder shall deliver all documents and materials deposited by Seller and then in Escrow Holder's possession to Seller.

       10.2 Return of Buyer's Documents. In the event Escrow is terminated for any reason (other than the default of Buyer), Escrow Holder shall, within fifteen (15) calendar days following such termination, deliver to Buyer all funds and documents, if any, deposited by Buyer and then in Escrow Holder's possession to Buyer.

       10.3 No Effect on Rights of Parties. The return of documents and monies as set forth above shall not affect the right of either party to seek such legal or equitable remedies as such party may be entitled by the terms of this Agreement.

       10.4 Payment of Termination Fee. Escrow Holder may condition its deliveries hereinabove provided upon payment by the party requesting delivery of a termination fee. Notwithstanding any other provision of this Agreement to the contrary, any termination fee shall be paid (or reimbursed) by the defaulting party, or paid equally if neither party is then in default.

                              ARTICLE 11 - DEFAULT

       11.1 Seller's Remedies. If Buyer fails to complete the acquisition as herein provided by reason of any default by Buyer, Seller shall be released from any further obligations hereunder and shall be entitled to the following:

Buyer's                      INSOFAR AS IT WOULD BE EXTREMELY IMPRACTICABLE AND
Initials                     DIFFICULT TO ESTIMATE THE DAMAGE AND HARM WHICH
                             SELLER WOULD SUFFER IN THE EVENT BUYER DEFAULTS
                             HEREUNDER AND FAILS TO COMPLETE THE ACQUISITION
                             HEREUNDER AND INSOFAR AS A REASONABLE ESTIMATE OF

                      THE TOTAL NET DETRIMENT THAT SELLER WOULD
                      SUFFER IN THE EVENT OF BUYER'S DEFAULT AND
                      FAILURE TO DULY COMPLETE THE ACQUISITION
Seller's              HEREUNDER IS THE SUM OF $100,000.00,
Initials              SELLER SHALL THEREFORE BE ENTITLED
srr                   TO BUYER'S DEPOSIT OF $100,000.00 PLUS ANY
                      INTEREST THEREON, DELIVERED TO SELLER IN
                      ACCORDANCE WITH SECTION 4.1 OF THIS
                      AGREEMENT AS AND FOR THE SOLE REMEDY FOR
                      DAMAGES ARISING FROM BUYER'S FAILURE TO
                      COMPLETE THE ACQUISITION IN ACCORDANCE WITH
                      THE TERMS HEREOF.

         11.2 Buyer's Remedies. In the event of any failure of Seller to comply with any of its obligations hereunder which are required to be performed at or prior to the Closing, Buyer may, at Buyer's option and as its exclusive remedy, either (i) terminate this Agreement by giving written notice of termination to Seller and to Escrow Holder whereupon Escrow Holder shall return the Deposit to Buyer and both Buyer and Seller shall be relieved of further obligations or liabilities hereunder, provided that Buyer may thereafter seek actual damages arising as a result of Seller's breach of its obligations pursuant to this Agreement prior to such termination, in an amount not to exceed $100,000.00 (unless Seller's failure to comply with its obligations hereunder is a voluntary or intentional breach (an "Intentional Breach") occurring as a result of events or circumstances within Seller's reasonable control, in which event Buyer shall have the right to recover its actual damages resulting from Seller's Intentional Breach in an amount not to exceed $200,000.00), or (ii) Buyer may seek specific performance of this Agreement.

                  ARTICLE 12 - REPRESENTATIONS AND WARRANTIES

         12.1 Escrow Holder. Escrow Holder shall have no concern with, or liability or responsibility for, this Article.

         12.2 Seller's Representations and Warranties. Seller represents and warrants to Buyer that, as of the date of this Agreement and as of the date on which Closing shall occur, the statements made by Seller pursuant to this
Section 13.2 shall be true and correct in all material respects, it being expressly understood and agreed by Purchaser that except as set forth in this
Section 12.2, Seller is not making and has not made any other representations or warranties of any kind or nature whatsoever, express or implied, including, without limitation, any representations or warranties as to the condition of the Property or its fitness for any particular purpose:

                   12.2.1       Authority.      Seller is a limited
partnership, duly organized and existing in good standing under the laws of the State of Colorado. Upon obtaining all requisite partnership and governmental approvals of the transactions contemplated by this Agreement, Seller shall have the full right and authority to sell the Property on the terms and conditions set forth herein.

                 12.2.2 Violations. To the best of Seller's knowledge, the entering into and consummation of the transactions contemplated hereby will not conflict with, or constitute a default under, any Contract, Lease or other Agreement to which Seller is a party or by which Seller may be bound.

                 12.2.3 Condition of Property. To the actual knowledge of Kelly
J. Stradinger, the Vice President and Assistant Secretary of BPL Holdings, Inc., the general partner of the general partner of Seller's general partner, with respect to the Property, without independent investigation or inquiry of any kind:

                          (a) Compliance. The Land and the Improvements comply with all applicable governmental requirements with respect to the use, occupation and construction thereof, including, but not limited to, environmental, zoning, platting, and other land use requirements (the "Legal Requirements"), and Seller has received no notice of and has no knowledge of any violations or investigations relating thereto.

                          (b) Hazardous Substances. The Property has not been affected by the presence, and there is not present any Hazardous Material that is in violation of any Environmental Law, and there are no potentially hazardous environmental conditions which could affect the Property.

                          (c) Underground Tanks. There are no underground storage tanks on the Property, nor have underground storage tanks been removed from the Property.

                          (d) Condemnation. There is no condemnation proceeding affecting the Property or any portion thereof currently pending nor, to the Seller's knowledge, is any proceeding threatened.

                 12.2.4 Special Assessments. To the best of Seller's knowledge, the Real Property is not situated within any special assessment district other than the districts revealed by the most recent statement for real property taxes for the Real Property. Seller has no knowledge of any proposal under which the Real Property is to be included in any other special assessment district. Seller makes the following disclosure to Purchaser: SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE

IN MILL LEVIES. PURCHASERS SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

                 12.2.5 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (i) the termination of this Agreement, or (ii) the Closing Date. Seller shall indemnify and hold Buyer harmless and defend Buyer from any loss, liability or expense incurred by Buyer or any claim made against Buyer by reason of the breach of any of the foregoing representations or warranties.

            12.3 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that, as of the Closing:

                 12.3.1 Authority. Buyer has full right and authority to enter into this Agreement and consummate the transaction contemplated hereby.

                 12.3.2 Consents; Binding Obligations; Violations. All consents and approvals which may be required in order for Buyer to enter into this Agreement or to consummate the transaction contemplated hereby have been obtained. This Agreement and all documents required hereby to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms. Neither the execution of this Agreement, nor the consummation of the transaction contemplated hereby will be in violation of any judgement, order, permit, writ, injunction, or decree of any court, commission, bureau or agency to which Buyer is subject or by which Buyer is bound, or constitute a breach or default under any agreement or other obligation to which Buyer is a party or otherwise bound.

                 12.3.3 Survival. The foregoing representations and warranties shall terminate as of the earlier to occur of (i) the termination of this Agreement, or (ii) the Closing Date. Buyer shall indemnify and hold Seller harmless and defend Seller from any loss, liability or expense incurred by Seller or any claim made against Seller by reason of the breach of any of the foregoing representations or warranties.

                        ARTICLE 13 - BROKER'S COMMISSION

         The parties hereto represent and warrant that they know of no broker's commissions, agents' or finders' fees due in connection with this transaction, except for the commission due to Grubb & Ellis Company ("Broker"), which shall be the sole responsibility of Seller. Any sub-agency fees or commissions shall be paid by Broker. The parties hereto hereby agree to hold harmless, indemnify and defend each other from all expenses, liabilities and damages, including without limitation, attorneys' fees, resulting from claims of brokers, agents or finders, licensed or otherwise claiming through, under or by reason of the conduct of the indemnifying party respecting the transaction contemplated herein.

                        ARTICLE 14 - SELLER'S COVENANTS

         Seller covenants for the benefit of and agrees with Buyer that, pending Closing, Seller shall:

           14.1 Leases. Perform in a timely manner all of Seller's obligations under the Leases, consistent with Seller's ordinary business practices in effect as of the date hereof. Prior to Closing, Seller shall not enter into any new Leases without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. In addition, Seller shall not modify or terminate any of the Leases without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. If Seller desires to enter into a new Lease prior to Closing, which Lease requires the consent of Buyer thereto as provided in this Section 15.1 Seller shall deliver written notice to Buyer requesting Buyer's approval thereof and providing therewith the most current draft of the proposed new Lease. Seller also agrees to provide any other information concerning the new Lease and proposed tenant which Buyer reasonably requests. Buyer shall respond to Seller's request for approval of the new Lease transaction within five (5) business days after the delivery of Seller's notice. Unless Buyer shall deliver written notice to Seller disapproving the proposed new Lease within such five (5) day period, Buyer shall be deemed to have approved such Lease transaction for all purposes of this Agreement and Seller may proceed to consummate such new Lease in the form most recently approved (or deemed approved) by Buyer.

           14.2 Contracts. Perform in a timely manner all of Seller's obligations under the Contract, consistent with Seller's ordinary business practices in effect as of the date hereof. Prior to Closing, Seller shall not enter into any new Contracts except those which by their terms may be terminated upon no more than thirty (30) days' written notice (and to deliver to Buyer copies of any such new Contracts) without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. In addition, Seller shall not modify or terminate any of the Contracts without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed. Buyer's consent shall be deemed to have been given by Buyer if Buyer does not notify Seller to the contrary within five (5) business days after receipt of Seller's request for such consent.

           14.3 [INTENTIONALLY OMITTED]

           14.4 Maintenance and Operation of Property. Maintain the Property in its present condition, ordinary wear and tear excepted, and operate the Property in substantially the same manner as the Property has previously been operated by Seller.

           14.5 Insurance. Maintain in full force and effect all insurance policies covering the Property as of the date of this Agreement.

           14.6 Notices. Promptly deliver to Buyer a copy of any notice received by Seller of any lawsuits threatened or pending involving all or a portion of the Property or concerning any building, zoning, fire or health code violation.

                             ARTICLE 15 - CASUALTY

         In the event that the Property should be damaged by any casualty prior to Closing, Seller shall promptly give Buyer written notice of such occurrence, and as soon thereafter as practicable, shall provide Buyer with an estimate (the "Estimate") made by an architect, engineer or contractor selected by Seller and approved by Buyer (which approval shall not be unreasonably withhold or delayed) of the cost required to repair such damage. If it is so estimated that the cost to make any such repairs shown on the Estimate would exceed an amount equal to ten percent (10%) of the Purchase Price, then Buyer, at its option, may terminate the Agreement upon written notice to Seller given within ten (10) days after both parties' receipt of the Estimate, in which event Escrow Holder shall return the Deposit to Buyer and both parties shall be relieved of any further obligations hereunder. If Buyer does not elect to so terminate this Agreement, then this Agreement shall remain in full force and effect, and Seller shall assign all insurance proceeds payable as a result of such casualty to Buyer at the Closing, up to the estimated cost of repairs shown on the Estimate.

                           ARTICLE 16 - CONDEMNATION

           16.1 Notice. If, prior to Closing, Seller learns of any actual or threatened taking in condemnation or by eminent domain (or a sale in lieu thereof) of all of any portion of the Property, Seller will notify Buyer promptly thereof.

           16.2 Termination. Other than with respect to an "Immaterial
Taking" (as defined below), any actual or threatened taking or condemnation for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Property between the date of this Agreement and the Closing Date shall, at Buyer's option, cause a termination of this Agreement. The election to terminate provided hereby must be exercised (or will be deemed to have been waived) by notice to Seller to that effect given within fifteen (15) days following delivery of Seller's notice pursuant to Section 16.1 above. Upon delivery of such termination notice.

Escrow Holder shall return the Deposlt to Buyer and both parties shall be relieved of any future obligations hereunder. If Buyer shall not elect to so terminate this Agreement, or in the event of an Immaterial Taking, Seller shall be relieved of all obligations under this Agreement with respect to the portion of the Property so taken or condemned, but Buyer will be entitled to receive all proceeds of any such taking or condemnation, and Seller agrees that it will not make any adjustment or settlement of any such taking or condemnation proceeding without Buyer's consent and will take at Closing all action necessary to assign its entire interest in such award to Buyer or its designee. Any taking or condemnation for any public or quasi-public purpose or use which does not affect access, reduce parking, render the Improvements non-conforming with applicable Legal Requirements, or take any part of the Improvements shall be deemed an "Immaterial Taking."

                            ARTICLE 17 - ASSIGNMENT

        Buyer may assign this Agreement without the written consent of Seller, provided, that no such assignment shall release the Buyer herein named from any obligation or liability under this Agreement. Any assignee shall be deemed to have made any and all representations and warranties made by Buyer hereunder, as if the assignee were the original signatory hereto.

        If Buyer elects to assign this Agreement, Buyer shall promptly
(1) notify Seller in writing of the proposed assignment; (2) provide Seller with a name and address of the proposed assignee; and (3) provide Seller with a copy of the proposed assignment.

                             ARTICLE 18 - EXCHANGE

        Seller hereby acknowledges that Buyer intends to acquire the Property as a "Like-Kind" exchange of real property in connection with a contemporaneous sale transaction (the "Exchange Transaction") designed to afford Buyer the benefits of Section 1031 of the Internal Revenue Code of 1986, as amended. Seller agrees to cooperate with and accommodate Buyer in effecting the Exchange Transaction; provided, that Seller shall not be required to incur any obligation or liability to a third party in connection with such Exchange Transaction, nor shall any such Exchange Transaction delay the Closing hereunder. Buyer shall bear any additional transaction costs attributable to the Exchange Transaction, and shall be solely responsible for assuring the effectiveness of the purchase and sale of the Property for Buyer's tax purposes.

                              ARTICLE 19 - NOTICES

        Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and any and all such items shall be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of 12:00 Noon on the immediately following business day after deposit with Federal Express or a similar overnight courier service, addressed as follows; or as of the third business hour (a business hour being one of the hours from 8:00 a.m. to 5:00 p.m. on business days) after transmitting by telecopier to the telecopy number set forth below:

                          If to Seller, to:

                                           Boettcher Pension Investors, Ltd.
                                           c/o Everen Securities, Inc.
                                           77 West Wacker Drive
                                           Chicago, Illinois 60601-1694
                                           Attention: Mr. Kelly J. Stradinger
                                           Telecopy: (312) 574-8903

                                           with a copy at the same time to:

                                           Otten, Johnson, Robinson,
                                             Neff & Ragonetti, P.C.
                                           950 17th Street, Suite 1600
                                           Denver, Colorado 80202
                                           Attention: Marguerite L. Sadler, Esq.
                                           Telecopy: (303) 825-6525

                          If to Buyer, to:

                                           Stephen M. Berrey
                                           18879 S.W. Martinazzi
                                           Tualatin, Oregon 97602
                                           Telecopy: (503)

                          with a copy at the same time to:

                                          Tonkon, Torp, Galen, Marmaduke & Booth
                                          1000 Pioneer Tower
                                          888 S.W. Fifth Avenue
                                          Portland, Oregon 97204-2099
                                          Attention: Jeffrey H. Keeney
                                          Telecopy: (503) 274-8779

                          If to Escrow Holder, to:

                                 Ticor Title Insurance Company
                                 1000 S.W. Broadway, Suite 1555
                                 Portland, Oregon 97205
                                 Attention: Ms. Lana Gabriel
                                 Telecopy:   (503) 242-0770

or to such other address or to such other person as any party shall designate to the others for such purpose in the manner hereinabove set forth.

                 ARTICLE 20 - TRANSFER OF TITLE AND POSSESSION

          20.1 Transfer of Possession. Possession of the Property shall be transferred to Buyer on the Closing.

          20.2 Delivery of Documents on Closing. On the Closing, in addition to those other documents set forth herein, Seller shall deliver to Buyer the following:

                      20.2.1 Leases. An original counterpart (or if originals are unavailable, a copy certified by Seller as true and correct) of all written documents creating or evidencing the Leases, including all amendments or modifications thereto.

                      20.2.2 Plans, Warranties and Permits. The Plans and any written Warranties or Permits.

                        ARTICLE 21 - GENERAL PROVISIONS

          21.1 Definitions. Unless the context otherwise indicates, whenever used in this Agreement:

                      21.1.1 Cash. The word "Cash" means (i) United States currency or (ii) an amount in United States currency credited by wire-transfer or by other means providing immediately available funds.

                      21.1.2 Party. The word "party" or "parties" means Buyer and/or Seller, as the context may require.

          21.2 Gender; Number. The use herein of (i) the neuter gender includes the masculine and the feminine and (ii) the singular number includes the plural, whenever the context so requires.

          21.3 Captions. Captions in this Agreement are inserted for convenience of reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.

        21.4 Dates. If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the date of Closing) should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

        21.5 Exhibits. All exhibits referred to herein and attached hereto are a part hereof.

        21.6 Entire Agreement. This Agreement and that certain Confidentiality and Nondisclosure Agreement dated as of June _____,1995, constitute the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, including, without limitation, that certain proposal accepted by Seller on June 21, 1995, are merged herein.

        21.7 Modification. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

        21.8 Attorneys' Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, including appeals or rehearing, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all attorneys' fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not.

        21.9 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Oregon.

        21.10 Time of Essence. Seller and Buyer hereby acknowledge and agree that TIME IS STRICTLY OF THE ESSENCE with respect to each and every term, condition, obligation and provision herein and the failure to TIMELY AND FULLY perform or satisfy any of the terms, conditions, obligations or provisions of this Agreement shall constitute a material default hereunder.

        21.11 Survival of Obligations. All obligations referred to herein to be performed at a time or times after the Closing, and all warranties and representations contained herein, shall survive the Closing and the delivery of Seller's Deed.

        21.12 Severability. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, provision or agreement is invalid, void or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, provision or agreement herein contained.

        21.13 Successors and Assigns. Subject to any provisions concerning assignment hereinabove set forth, all terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns.

        21.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall together constitute but one agreement.

                            * * * * * * * * * * * *

        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth below.

                                     SELLER:

                                     BOETTCHER PENSION INVESTORS, LTD.,
                                     a Colorado limited partnership

                                      By: Boettcher Affiliated Investors
                                          L.P., its Managing General
                                          Partner

                                          By: Boettcher Properties,
                                              Ltd., its Managing General
                                              Partner

                                              By: BPL HOLDINGS, INC.,
                                                  its Managing General
                                                  Partner

October 4, 1995                                   By: Stanley R. Fallis
-----------------                                     -----------------
Date of Signature                                     Stanley R. Fallis,
                                                      Director

                                     BUYER:


-----------------                    -------------------------------------
Date of Signature                    STEPHEN M. BERREY






                 IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth below.

                                     SELLER:

                                     BOETTCHER PENSION INVESTORS, LTD.,
                                     a Colorado limited partnership

                                      By: Boettcher Affiliated Investors
                                          L.P., its Managing General
                                          Partner

                                          By: Boettcher Properties,
                                              Ltd., its Managing General
                                              Partner

                                              By: BPL HOLDINGS, INC.,
                                                  its Managing General
                                                  Partner



                                                  By:
------------------------                              ------------------
Date of Signature                                     Stanley R. Fallis,
                                                      Director

                                     BUYER:

October 4, 1995                      Stephen M. Berrey
------------------------             ------------------------------------
Date of Signature                    STEPHEN M. BERREY

                            CONSENT OF ESCROW HOLDER

        The undersigned Escrow Holder hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under said Agreement, and (iii) be bound by said Agreement in the performance of its duties as Escrow Holder.


                                                   TICOR TITLE INSURANCE COMPANY

       9-29-95                                     By:  /s/ Lana R. Gabriel
------------------                                 ------------------------
Date of Signature                                  Name: Lana R. Gabriel
                                                   ------------------------
                                                   Title: Escrow Officer
                                                   ------------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION

[TICOR TITLE INSURANCE LOGO]                             Report No.  C634682

                               LEGAL DESCRIPTION

PARCEL 1: That portion of the Southeast one-quarter of Section 33, Township 1 South, Range 2 East, of the Willamette Meridian, in the County of Clackamas and State of Oregon, described as follows:

Beginning at the Northeasterly corner of said Lot 27, Block 2, of Monterey Meadows, a recorded plan said corner being also a point on the Westerly line of said Southeast one-quarter: thence Southerly along said Westerly line South 00 degrees 40 degrees 46" West 461.58 feet to the Northwesterly corner of I.W. Carr Tract, as described in Book 366, Page 195, Clackamas County Deed Records: thence along the Northerly line of said I.W. Carr Tract. North 89 degrees 41 degrees 46" East 178.00 feet to a point on the Southwesterly line of East Portland Freeway, State Highway I-205: thence along said Southwesterly line North 14 degrees 19 degrees 24" West a distance of 475.52 feet: thence
South 89 degrees 51 degrees 26" West a distance of 54.88 feet to the beginning.

PARCEL 2: That portion of the South one-half of Section 33, Township I South, Range 2 East, of the Willamette Meridan, in Clackamas County, Oregon, and a portion of Lot 27, Block 2, of Monterey Meadows, in Clackamas County, Oregon, described as follows:

Beginning at the Northeasterly corner of said Lot 27, said corner being also a point on the Easterly line of the Southwest one-quarter of said Section 33: thence along the Easterly line and its Southerly prolongation of said Lot 27, and along the Easterly line of said Southwest one-quarter. South 00 degrees 40 degrees 46" West 461.58 feet to the Northwesterly corner of I.W. Carr Tract, as described in Book 366, Page 195, Clackamas County Deed Records: thence along the Northerly line of said I.W. Carr Tract. North 89 degrees 41 degrees 46" East 178.00 feet to a point on the Southwesterly line of East Portland Freeway, State Highway 1-205: thence along said Southwesterly line South 14 degrees 19 degrees 24" East a distance of 76.55 feet: thence leaving said Southwesterly line North 89 degrees 05 degrees 31" West 256.73 feet: thence North 6 degrees 35 degrees 31" West 5.69 feet: thence North 0 degrees 54 degrees 29" East 525.07 feet to a point on the Northerly line of said Lot 27: thence along Northerly line of said Lot 27. North 89 degrees 51 degrees 26" East 57.55 feet to the point of beginning.

PARCEL 3:  A non-exclusive perpetual easement described as follows:

That portion of the South one-half of Section 33. Township 1 South, Range 2 East, of the Willamette Meridian. Clackamas County, Oregon, included within a strip of land, of varying width not to exceed 48.00 feet, the centerline of which is more particularly described as follows:

PARCEL A: Beginning at the Southeast corner of Parcel 6 of Clackamas Town Center as shown on the Subdivision Plat thereof. Recorded in Book 82, Page 13, of said County Plat Records, said corner also being on the Northerly line of Sunnyside Road (County Road No. 96) as shown on said plat: thence along said Northerly line South 87 degrees 51 degrees 36" West 343.70 feet: thence South 88 degrees 34 degrees 43" West 161.07 feet to the true point of beginning; thence leaving said Northerly line North 01 degrees 25 degrees 17" West 150.26 feet to Point "A": thence North 88 degrees 34 degrees 43" East 52.21 feet to the beginning of a curve; concave Northwesterly, and having a radius of 129.00 feet: thence Easterly, Northeasterly and Northerly, along said curve through a central angle of 87 degrees 40 degrees 14" an arc distance of 197.39 feet from which a chord bears North 44 degrees 44 degrees 36" East 178.69 feet: thence North 0 degrees 54 degrees 29" East 211.96 feet: thence North 06 degrees 35 degrees 31" West 716.33 feet: thence


                                                                       CONTINUED

[TICOR TITLE INSURANCE LOGO]                            Report No. C634682

North 0 degrees 54 degrees 29" East 393.98 feet to the beginning of a curve; concave Southwesterly, having a radius of 51.00 feet: thence Northerly, Northwesterly and Westerly along said curve through a central angle of 86 degrees 20 degrees 00", an arc distance of 76.85 feet from which a chord bears North 42 degrees 15 degrees 50" West 69.78 feet: thence North 85 degrees 25 degrees 31" West 500.89 feet: thence South 89 degrees 51 degrees 26" West 1733.58 feet to the beginning of a curve; concave Southeasterly and having a radius of 49.00 feet: thence Westerly. Southwesterly and Southerly along said curve through a central angle of 88 degrees 56 degrees 57" an arc distance of
76.07 feet from which a chord bears South 45 degrees 22 degrees 57" West 68.66 feet: thence South 0 degrees 54 degrees 29" West 315.45: feet: thence North 89 degrees 05 degrees 31" West 112.70 feet to a point on the Westerly boundary of said plat, distant thereon South 01 degrees 48 degrees 00" West 400.92 feet from the Northwesterly corner thereof.

TOGETHER WITH:

PARCEL B: Beginning at the hereinabove described Point "A": thence North 01 degrees 25 degrees 17" West 2.00 feet: thence South 88 degrees 34 degrees 43" West 210.26 feet to the beginning of a curve; concave Northeasterly, and having a radius of 122.00 feet: thence Northwesterly along said curve through a central angle of 32 degrees 19 degrees 46", an arc distance of 68.84 feet from which a chord bears North 75 degrees 15 degrees 25" West 67.93 feet: thence North 59 degrees 05 degrees 31" West 34.30 feet: thence North 89 degrees 05 degrees 31" West 66.21 feet: thence South 02 degrees 06 degrees 21" West 22.00 feet: thence South 01 degrees 25 degrees 17" East 170.25 feet to a point on the Northerly line of said Sunnyside Road, distant South 88 degrees 34 degrees 43" West 372.00 feet from the said true point of beginning as described in Parcel A.

                                   EXHIBIT B

                      ASSIGNMENT AND ASSUMPTION OF LEASES

        THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Agreement") is made and
entered into this      day of October, 1995, between BOETTCHER PENSION
INVESTORS, LTD., a Colorado limited partnership ("Assignor"), and STEPHEN M. BERREY ("Assignee").

        For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby assigns, transfers and conveys to Assignee, all right, title and interest of Assignor as landlord in and to those leases, tenancies and other occupancy arrangements (the "Leases") described in Schedule 1 attached hereto and made a part hereof.

        Assignor shall indemnify and hold Assignee harmless from all obligations on the part of the landlord arising under the Leases prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        Assignee hereby expressly assumes all liabilities and agrees to perform all obligations of Assignor under the Leases to be performed from and after the date hereof and shall indemnify and hold Assignor harmless from all obligations on the part of the landlord arising under the Leases from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

        Assignor represents to Assignee that to the best of Seller's knowledge
Schedule 2 attached hereto is a complete and accurate schedule of all refundable security and/or damage deposits that have been paid by tenants under the Leases (the "Deposits"). Assignee acknowledges that Assignor has transferred the Deposits to Assignee and, without limiting the foregoing, Assignee agrees to hold Assignor harmless from any failure by Assignee to deal with any such Deposits in compliance with law and with the terms of the Leases to which they pertain.

        This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

                                        ASSIGNOR:

                                        BOETTCHER PENSION INVESTORS, LTD.,
                                        a Colorado limited partnership

                                        By: Boettcher Affiliated Investors
                                            L.P., its Managing General Partner

                                            By: Boettcher Properties,
                                                Ltd., its Managing General
                                                Partner

                                                By: BPL HOLDINGS, INC.,
                                                    its Managing General Partner


                                                    By:
                                                       ------------------------
                                                       Stanley R. Fallis,
                                                       Director



                                             ASSIGNEE:



                                             ----------------------------------
                                             STEPHEN M. BERREY

                                   Schedule 1


                                     Leases

                                   Schedule 2

                                    Deposits

                                   EXHIBIT C


                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS


         THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this "Agreement") is made and entered into as of October ___ , 1995, by and between BOETTCHER PENSION INVESTORS, LTD., a Colorado limited partnership ("Assignor"), and STEPHEN M. BERREY ("Assignee").

                                    Recitals

         This Agreement is made with respect to the following facts:

         A. Assignor has this date conveyed to Assignee certain real property, buildings, improvements and personal property located at the northeast corner of the Clackamas Town Center in unincorporated Clackamas County, Oregon, and commonly known as Clackamas Corner (the "Property").

         B. In connection with the conveyance of the Property to Assignee, Assignor desires to assign all of Assignee's right, title and interest in and to those contracts, agreements and commitments for the repair, maintenance, service and supply of the Property that are listed on Schedule 1 attached hereto and made a part hereof (the "Contracts").

         C. Assignee desires to assume Assignor's obligations under the Contracts.

                                   Agreement

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Contracts and Assignor agrees to indemnify and hold Assignee harmless from all obligations on the part of the owner of the Property arising under the Contracts prior to the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

         2. Assignee hereby expressly assumes and agrees to perform all the obligations of Assignor under the Contracts to be performed from and after the date hereof and Assignee agrees to indemnify and hold Assignor harmless from all obligations on the part of the owner of the Property arising under the Contracts from and after the date hereof and from all liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) incurred in connection therewith.

         3. This Assignment shall bind and inure to Assignor and Assignee and their respective successors and assigns.

         Executed as of the date set forth above.

                                    ASSIGNOR:

                                    BOETTCHER PENSION INVESTORS, LTD.,
                                    a Colorado limited partnership

                                    By:  Boettcher Affiliated Investors
                                         L.P., its Managing General Partner

                                         By:  Boettcher Properties,
                                              Ltd., its Managing General Partner

                                              By:  BPL HOLDINGS, INC.,
                                                   its Managing General Partner


                                                   By:
                                                       -----------------------
                                                       Stanley R. Fallis,
                                                       Director

                                         ASSIGNEE:


                                         By:
                                              --------------------------------
                                              STEPHEN M. BERREY

                                   Schedule 1

                                   Contracts

                                   EXHIBIT D

                          BILL OF SALE AND ASSIGNMENT

         This Bill of Sale dated as of October______, 1995, is between BOETTCHER PENSION INVESTORS, LTD., a Colorado limited partnership ("Seller"), and STEPHEN M. BERREY ("Buyer").

         For Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby sells, conveys, transfers, assigns, and sets over unto Buyer all right, title and interest of Seller in and to the following:

         (a) Any site plans, surveys, soil and substratum studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, and other plans and studies, if any and in Seller's possession that relate to the real property described on Schedule 1 attached hereto (the "Real Property"), to the extent that they are assignable, without representation or warranty of any kind whatsoever as to the assignability of such items or any matter contained therein.

         (b) Any unexpired warranties, guaranties and bonds, including, without limitation, contractors' and manufacturers' warranties or guaranties, belonging to Assignor in connection with the Real Property, all buildings thereon and their construction, improvement or equipment or any personal property located thereon or used in connection therewith, but only to the extent such warranties, guaranties and bonds can be lawfully assigned;

         (c) Any governmental permits, licenses, certificates and authorizations, including, without limitation, certificates of occupancy, held by Assignor and related to the construction, use or operation of the Real Property, all buildings thereon and their construction, use, operation, improvement or equipment or any personal property located thereon and used in connection therewith, but only to the extent such permits, licenses, certificates and authorizations can be lawfully assigned; and

         (d) The right to use of the name "Clackamas Corner" in connection with the ownership and operation of the Real Property.

                    Executed as of the date set forth above.


                                        BOETTCHER PENSION INVESTORS, LTD., a
                                        Colorado limited partnership

                                        By:  Boettcher Affiliated Investors
                                             L.P., its Managing General
                                             Partner

                                             By: Boettcher Properties,
                                                 Ltd., its Managing General
                                                 Partner

                                                 By:  BPL HOLDINGS, INC.,
                                                      its Managing General
                                                      Partner

                                                       By:
                                                          --------------------
                                                          Stanley R. Fallis,
                                                          Director

                                   Schedule 1

                                 Real Property

                                   Schedule 2

                               Personal Property

                                   EXHIBIT E

                          SELLER'S WIRING INSTRUCTIONS



                 CitiBank of New York
                 ABA # 021 000 089
                 For the account of: Everen Clearing Corp.
                 Account No. 3889-7669
                 Reference: Boettcher Pension Investors, Ltd.
                 #15657907



                                      E-1